RESTATED

                                     BYLAWS

                                       OF

                                    NMBT CORP

                                   ARTICLE I.

                            MEETINGS OF STOCKHOLDERS


     SECTION 1. Annual Meeting. The annual meeting of the stockholders, for the election of successors to that class of Directors whose terms shall have then expired and the transaction of whatever other business may properly be brought before said meeting, shall be held within the Corporation's service area at such date and place as the Board of Directors may designate in the notice of meeting.

     SECTION 2. Special Meetings. Except as otherwise required by law, special meetings may be called at any time but only by a majority of the Board of Directors. Business transacted at any special meeting shall be limited to the purpose stated in the notice. Special meetings of the stockholders may be held within the Corporation's service area at such date and place as the Board of Directors may designate in the notice of meeting.

     SECTION 3. Notice of Meetings. Written notice of each stockholders' meeting stating the time, place and purpose or purposes of the meeting shall be mailed to each stockholder entitled to vote at such meeting at his address as shown on the books of the Corporation at least ten (10) days and not more than sixty (60) days before the date of said meeting, provided that any one or more of such stockholders, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     SECTION 4. Record Date. The Board of Directors may fix, in advance, a date preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or any adjournment(s) thereof, which record date shall not be more than sixty (60) nor less than ten (10) days before such meeting.

     SECTION 5. Quorum. At all meetings of the stockholders there shall be present, either in person or by proxy, stockholders representing a majority of the capital stock of the Corporation issued and outstanding on the record date set for such meeting, in order to constitute a quorum for the election of the successors to the class of Directors whose terms shall have then expired or the
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transaction  of  other  business.  Except  as  otherwise  provided  by law,  the
Certificate of Incorporation or these Bylaws, all questions shall be decided by a vote of the holders of a majority of the shares present at any meeting of stockholders at which a quorum is present. In the absence of a quorum, a majority in interest of the stockholders present, in person or by proxy, may adjourn the meeting to such future time as shall be agreed upon by them, without further notice, until a quorum shall be present, and thereupon any business may be transacted which might have been transacted at the meeting originally called.

     SECTION 6. Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, one (1) vote for each share of stock standing in his name on the books of the Corporation on the record date set for such meeting. Stockholders may not accumulate their votes for the election of Directors. Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted directly or indirectly.

     SECTION 7. Procedure and Conduct of Meeting. The Chairman of the Board of Directors or the President shall preside over and chair any meetings of stockholders. The' Secretary of the Board of Directors shall act as secretary at any meetings of stockholders, unless another person is appointed by the chair of the meeting. The chair of the meeting shall have all the powers and authority vested in a presiding officer by law or practice, including such authority as may be necessary or helpful under the circumstances in order to conduct an orderly meeting. The Board of Directors may from time to time adopt Rules for the conduct of the annual or any special meeting or meetings of stockholders, to the extent that such Rules do not conflict with applicable law or the provisions of the Corporation's Certificate of Incorporation or Bylaws. Unless specifically required by such rules, or the Bylaws or Certificate of Incorporation of the Corporation, strict compliance with the provisions of Roberts Rules of Order, or Parliamentary Procedure is not required. Rather, in accordance with the Rules and these Bylaws, the chair shall have the right and duty to preserve order and conduct the meeting in accordance with such chair's reasonable exercise of good faith in fundamental fairness. Roberts Rules of Order Newly Revised shall, however, generally govern these meetings.

     SECTION 8. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                   ARTICLE II.

                                    DIRECTORS

     SECTION 1. Number, Term of Office and Qualifications. The affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than twelve (12)

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Directors, exclusive of the ex officio directorship held by the President of the
Corporation. The Directors of the corporation shall be divided into three classes, namely, Classes I, II, and III, as nearly equal in number as possible, with each class consisting of such number of Directors, as the Board of Directors shall from time to time determine. Class III Directors shall initially serve until the first Annual Meeting of Stockholders. Class II Directors shall initially serve until the second Annual Meeting of Stockholders. Class I Directors shall initially serve until the third Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, the successors to any class of Directors whose terms shall then expire shall be elected to serve three (3) year terms and until their successors are elected and qualified. The number of positions on the Board of Directors shall initially be ten (10), exclusive of an ex officio directorship to be held by the President of the Corporation. Thereafter, the number of positions on the Board of Directors shall be the number fixed by resolution of the Board of Directors, or, in the absence of such resolution, shall be the aggregate of the number of Directors who continued in office as of the preceding Annual Meeting of Stockholders plus the number of Directors elected at the preceding Annual Meeting of Stockholders. The number of positions on the Board of Directors for any year, as fixed in accordance with the foregoing (hereinafter referred to as the "number of directorships") may be increased by a majority vote of the Board of Directors by no more than two (2) in each calendar year or decreased at any time as provided by law. When the number of directorships is changed pursuant' to the Certificate of Incorporation or this Article II, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all the classes as nearly equal in number as possible.

     SECTION 2. Stockholder Nomination of Director Candidates. In addition to the right of the Board of Directors of the Corporation to make nominations for election to the Board of Directors, nominations for election to the Board of Directors may be made by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors if that stockholder complies with all the provisions of this Section 2.

     (a) Nominations shall be made in writing and shall be received by the Secretary of the Corporation not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if fewer than thirty (30) calendar days' Advance Notice (as hereinafter defined) of the meeting is given to stockholders, such nomination shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh (7) day following the day on which the Advance Notice of such meeting was mailed. As used herein, "Advance Notice", to the stockholders shall be deemed to have been given on the date of any quarterly report of the Corporation or letter to stockholders or other communication from the Corporation to stockholders disclosing the date of the next annual meeting and provided that the annual meeting is in fact held on such date or within thirty (30) days after such date. Any such Advance Notice would be in addition to, but not in substitution for, the Notice of Meeting provided in Article I, Section 3 hereof.

     (b) Each written notice under Section 2(a) shall contain the following information: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such proposed nominee; (iii) the total number of shares of stock of the Corporation which are beneficially owned (as that term is defined in Rule 13d-3 of the Securities and Exchange Commission) by each such proposed nominee; (iv) the name and address

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          of the notifying stockholder;  and (v) the number of shares of capital stock of the Corporation owned by the notifying stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation, including, but not limited to any other information relating to such proposed nominee that is required to be disclosed in the solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected). In the event that the notifying stockholder is the beneficial owner of the shares of the capital stock of the Corporation described in such notification, and not the record holder, then the notifying stockholder shall furnish to the Secretary of the Corporation evidence satisfactory to the Secretary showing that such person is entitled to act with respect to such shares.

     (c) The nomination made by the stockholder may only be made at a meeting of the stockholders of the Corporation called for the election of Directors at which such stockholder is present in person or by proxy, and can only be made by a stockholder who has, theretofore, complied with the notice provisions of Sections 2(a) and (b) above.

     (d) Nominations not made in accordance with these Bylaws, including the provisions of this Section 2, may be disregarded by the chair of the meeting, and, upon his instruction, the vote tabulators may disregard all votes cast for each such nominee.

     SECTION 3. Removal. (a) Any Director may be removed from office at any time without cause only by the concurrent affirmative vote of seventy-five (75%) percent of the entire Board of Directors at any meeting of the Board of Directors called for such purpose.

     (b) Any Director may be removed from office at any time with cause either by the concurrent affirmative vote of seventy-five (75%) percent of the entire Board of Directors at any meeting of the Board of Directors called for that purpose or by the concurrent affirmative vote of the holders of not less than seventy-five (75%) percent of the issued and outstanding shares of capital stock entitled to vote, at a meeting of the stockholders called for that purpose; provided, however, that if there is an Interested Stockholder (as is defined in Article 8 of the Certificate of Incorporation) such seventy-five (75%) percent vote must include the affirmative vote of not less than three-fourths of the voting power of the issued and outstanding shares entitled to vote thereon held by stockholders other than the Interested Stockholder.

     SECTION 4. Vacancies. Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by the concurring vote of not less than sixty-six and two-thirds (66 2/3%) percent of the directorships existing prior to such increase. Vacancies occurring by reason other than by increase in the number of directorships shall be filled for the unexpired term by the concurring vote of sixty-six and two thirds (66 2/3%) percent of the Directors remaining in office, even though such remaining Directors may be less than a majority of the number of directorships (as fixed for the current year in accordance with Article II, Section 1). If such remaining Directors fail to fill a vacancy, then such vacancy may be filled by action of the stockholders.

     SECTION 5. General Powers. The property, affairs and business of the Corporation shall be

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managed  by its Board of  Directors,  which may  exercise  all of the  corporate powers of the Corporation except such as are by law, by the Certificate of Incorporation, or by the Bylaws, expressly conferred upon or reserved to the stockholders.

     SECTION 6. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors. All Directors, other than Directors who are employees of the Corporation, shall be entitled to a reasonable fee for attendance at meetings of the Board and of committees of the Board, such fee to be fixed from time to time by resolution of the Board of Directors.

     SECTION 7. Limitations. No person shall be eligible for election as a Director and no Director shall be eligible for re-election after having reached his or her 70th birthday. The office of a Director who has reached his or her 70th birthday, however, shall become vacant at the Annual Meeting of Stockholders at which such Director's term expires.

     Notwithstanding the above limitation, no person who was serving as a Director as of June 1, 1994 shall be barred from re-election as a Director until he or she has reached his or her 72nd birthday. The office of any person who has reached his or her 72nd birthday and who was serving as a Director at the time these bylaws become effective shall become vacant at the Annual Meeting of Stockholders at which such Director's term expires.

                                  ARTICLE III.

                              MEETINGS OF DIRECTORS

     SECTION 1. Annual Meeting of the Board of Directors. A regular annual meeting of the Board of Directors shall be held without notice immediately after the Annual Meeting of Stockholders, or as soon thereafter as convenient. At such meeting the Board of Directors shall elect a Chairman, Vice Chairman, Secretary, and Treasurer who shall serve at the pleasure of the Board of Directors and subject to prior removal by the Board of Directors, shall hold their offices until the next annual meeting or until their successors are chosen and qualified. The persons elected as Chairman and Vice Chairman must be Directors; the persons elected as Secretary and Treasurer, may be, but are not required to be, Directors.

     At such meeting the Board of Directors shall also choose and elect the officers of the Corporation who shall also serve at the pleasure of the Board of Directors and subject to prior removal by the Board of Directors pursuant to
Article IV hereof shall hold their offices until the next annual meeting or until their successors are chosen and qualified.

     SECTION 2. Regular Meetings. All other regular meetings of the Board of Directors shall be held at least monthly at such place, day and hour as the Board of Directors may from time to time determine. No notice of such regular meetings need be given.

     SECTION 3. Special Meetings. Special meetings of the Board of Directors may be held upon the call of the President, the Chairman or a majority of the Directors. Written or oral notice of the date, time and place of all special meetings of the Board of Directors shall be given to each Director personally or mailed to his residence or usual place of business at least two (2) days prior to the date of the meeting, provided that any one or more Directors, as to himself or themselves, may waive such notice in writing or by attendance without protest at any such meeting.

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     SECTION  4.  Quorum.   Directors  holding  a  majority  of  the  number  of
directorships shall constitute a quorum. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present without further notice or waiver thereof. All questions shall be decided by the vote of the majority of the Directors present at a meeting at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or these Bylaws.

     SECTION 5. Director Participation in Meetings by Telephone. A Director may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

     SECTION 6. Directors' Action Without Meeting. If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board of Directors. The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. Positions. The officers of the Corporation shall include a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The President may be the Chief Executive Officer of the Corporation. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. Election or Appointment and Term of Office. The Chairman, President, any Vice Presidents, Secretary and Treasurer shall serve at the pleasure of the Board of Directors. The Board of Directors may fill any vacancy in any office, and the person so chosen shall serve at the pleasure of the Board of Directors. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary.

     SECTION 3. Chairman's Duties. The Chairman shall preside at all meetings of the Board of Directors. The Chairman, if so designated by the Board of Directors, shall preside at meetings of the stockholders. The Chairman shall have such other duties as the Board may from time to time prescribe. The Vice Chairman shall preside over meetings of the Board of Directors in the Chairman's absence.

     SECTION 4. President's Duties. The President of the Corporation may be the Chief Executive Officer of the Corporation and shall perform such duties as shall be prescribed by the Board of Directors. The President solely by virtue of his office shall be an ex officio voting member of the Board of Directors.

     SECTION 5. Vice President's Duties. The Vice Presidents shall do and perform such duties as

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may from time to time be assigned to them by the Chairman,  the President or the
Board of Directors. In the absence or disability of the Chairman and President, the Vice Presidents in the order designated by the Board of Directors shall perform the duties of the President.

     SECTION 6. Secretary's Duties. The Secretary or Assistant Secretary shall keep the minutes of all meetings of the Corporation, the Board of Directors, and Committees of the Board The Secretary shall have charge of the seal of the Corporation and in general shall have such other duties as the Board may prescribe or are incident to his office.

     SECTION 7. Treasurer's Duties. The Treasurer shall be responsible for keeping all financial records of the Corporation.

     SECTION 8. Other Corporate Officers. In addition to the officers specially provided herein, the Board of Directors shall have the right to appoint such other officers and may designate such other titles for them as may from time to time be advisable for the proper function of the Corporation. All officers shall perform such duties pertaining to their offices as shall be prescribed from time to time by the President or the Board of Directors and which by law and general usage appertain to their respective offices.

     SECTION 9. Removal. Any officer may be removed with or without cause (i) upon the concurring affirmative vote of Directors holding a majority of the directorships, or (ii) in accordance with the provisions of a written agreement between any officer and the Corporation if such written agreement otherwise provides, or (iii) by the President if such officer holds a position with a rank of Assistant Vice President or lower.

                                    ARTICLE V

                                 CORPORATE SEAL

     The Board of Directors shall provide a suitable seal for the Corporation and shall provide also for the manner in which all contracts, deeds, conveyances and all other instruments of any and every kind made by the Corporation shall be executed.

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                                   ARTICLE VI

                                   COMMITTEES

     SECTION 1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     SECTION 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

     SECTION 3. Emergency Delegation. The Board of Directors may provide for the delegation of authority in the event of war or other emergency, including the temporary delegation, to the extent permitted by law, to officers, of the powers of the Board of Directors and Committees thereof.


                                   ARTICLE VII

                                     GENERAL

     SECTION 1. Transaction of Business. The days and hours that the Corporation and its branch offices shall be open for the transaction of business shall be determined by the Board of Directors in accordance with the banking laws of the State of Connecticut.

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     SECTION 2.  Signature on Contracts.  All contracts  shall be signed by such person or persons as shall be authorized by the Board of Directors.

     SECTION  3.  Signature  on  Instruments.   All  checks,  drafts  and  other
instruments shall be signed by such person or persons as may be designated by the Board of Directors.

     SECTION 4. Transfer of Capital Stock. Transfer of shares shall be made upon the books of the Corporation by the holder in person or by power of attorney duly executed, witnessed and filed with the Secretary or other proper officer of the Corporation upon surrender of the certificate or certificates of such shares. In case of the loss or destruction of a certificate, another certificate may be issued in its place upon proof of loss or destruction and the giving of a bond of indemnity or Affidavit, as appropriate, in form and substance satisfactory to the Board of Directors.

     SECTION 5. Nature of Business. The Board of Directors may from time to time authorize the establishment and maintenance or the discontinuance of such different types of accounts and other deposit agreements as may be permitted by law and may authorize the transaction of such other business as may be lawfully undertaken by a capital stock state bank and trust company under and pursuant to the laws of the State of Connecticut.

     The Board of Directors may delegate to management the authority to authorize the establishment and maintenance or discontinuance of such different types of accounts and other deposit agreements as may be permitted by law, to institute or impose service charges, maintenance fees or any other fees or charges deemed appropriate by management in connection with deposit accounts or other agreements between the Corporation and its depositors and other customers, and to take such other actions as may be necessary and proper to transact such other business as may be lawfully undertaken by a capital stock state bank and trust company under and pursuant to the laws of the State of Connecticut.


                                  ARTICLE VIII

                                   AMENDMENTS

     These By-laws may be altered, amended, added to or repealed by the affirmative vote of two-thirds (2/3) of the entire Board of Directors at any regular or special meeting called for such purpose or by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon at any regular or special meeting called for such purpose. Notwithstanding the foregoing and anything contained in these bylaws to the contrary, Section 2 of
Article I, Sections 1, 2, and 3 of Article II, and this Article VIII of these Bylaws shall not be altered, amended, added to or repealed without the affirmative vote of the holders of not less than Sixty-six and two-thirds (66 2/3%) percent of the voting power of the issued and outstanding shares entitled to vote thereon; provided, however, that if there is an Interested Stockholder (as is defined in Article 8 of the Certificate of Incorporation), such sixty-six and two thirds (66 2/3%) percent vote must include the affirmative vote of not less than two-thirds (2/3) of the voting power of the issued and outstanding shares entitled to vote thereon held by Stockholders other than the Interested Stockholder.

Any notice of a meeting of Stockholders or of the Board of Directors at which these Bylaws are proposed to be altered, amended, added to, or repealed shall include notice of such proposed action.

                                   ARTICLE IX

                                 INDEMNIFICATION

     The Corporation shall provide indemnification, to the full extent Permitted or required of corporations subject to the Delaware General Corporation Law, to its Officers, Directors, employees and to such other persons Specified in such law.